Exhibit 10.8

Line of Credit Agreement

No.: 2020 Yu Zhong Yin Xin No.YB001

Party A: Jiangxi Yibo Electronic Technology Co., Ltd

Business license No.: 91360500566298184K

Legal representative: Weidong Gu

Principal place of business: Inside Yibo Industrial Park, 756 Photovoltaic Road, Xinyu High-tech Development Zone, Jiangxi Province, China.

Zip code: 338000

Financial institution of deposit and account no.:  Xinyu Gaoxin Branch, Bank of China, 196213227065

Phone: 0790-7081098 Fax:   0790-7081098

Party B: Bank of China, Xinyu Branch

Person in charge: Zeng Qingming

Principal place of business: No. 2 Xianlai Zhong Avenue, Xinyu City

Phone: 0790-6435513 Fax: 0790-6435513

To develop friendly and mutually beneficial cooperative relations, Party A and Party B have hereby voluntarily concluded the following agreement on the principles of equality, mutual benefit and good faith.

Article 1 Scope of Business

Party B to party A under this agreement to provide credit, in compliance with this agreement and related individual agreement under the premise of party a to party b for circulation, regulate or disposable, used for short-term loans, corporate account overdraws, bank acceptance bills of exchange, trade finance, bond, fund business and other credit business (generally referred to as the “individual credit business”).

The trade financing business referred to in this agreement includes the opening of international L/C, the opening of domestic L/C, import bill advance, delivery guarantee, packing loan, export bill advance, export discount under the L/C, domestic L/C buyer’s bill, domestic L/C seller’s bill, domestic L/C negotiation and other international and domestic trade financing business.

The Letter of Guarantee Business referred to in this Agreement includes issuing Letter of Guarantee, Standby Letter of Credit and other international and domestic Letter of Guarantee Business.

Article 2 Type and Amount of Line of Credit

Party B agrees to provide Party A with the following line of credit:

Currency: RMB

Amount :(in words) CNY Eighty million Yuan;

 (in figures) CNY 80,000,000.00 yuan.

Specific types and amounts are as follows:

1. The loan line is RMB 60 million, including: short-term working capital loan line of 60 million yuan.

2. The amount of bank acceptance draft is RMB 20 million. Among them: the bank acceptance draft exposure limit of 20 million yuan.

Article 3 Use of Line of Credit

1. Within the term of the line of credit agreed herein, Party A may use the corresponding line within the scope of single credit business lines that does not exceed the range agreed upon in the preceding article in the manner specified in item (1) below:

(1) Recycling. The specific categories include: short-term working capital loan line, bank acceptance bill exposure line.

(2) disposable use. The specific type of quota included is: /

If Party A needs to adjust the credit line set forth in Article 2, it shall apply to Party B in writing, and Party B shall decide whether to adjust the credit line and the specific method of adjustment, and notify Party A in writing.

2. As of the effective date of this Agreement, based on the previously valid Facility Agreement or similar agreements and individual agreements, the credit balance that Party A has incurred with Party B shall be deemed as the credit granted under this agreement and occupy the credit line under this agreement.

Article 4 Agreements That Need to Be Signed for Completing Single Credit Business Transaction According to Proper Procedures

If Party A applies to Party B for individual credit granting business hereunder, it shall submit the corresponding application to Party B and sign the corresponding contract with Party B (collectively referred to as single agreement)

Article 5 Terms of Use of the Line of Credit

The term of the Facility as set forth in Article 2 hereof shall be from the effective date of this Agreement to May 24, 2021.

Upon expiration of the term of the credit line mentioned in the preceding paragraph, if Party B continues to provide Party A with the credit line upon mutual agreement through negotiation, the Parties may enter into a supplementary agreement in writing to specify the new line of credit and the term of use. The Supplementary Agreement shall form an integral part of this Agreement, and the matters not agreed herein the Supplementary Agreement shall be governed by the provisions of this Agreement and shall have the same legal effect as this Agreement.

The expiration of the credit line term shall not affect the legal effect of this Agreement and shall not constitute a cause for termination of this Agreement Party A and Party B shall continue to perform the single credit extension business already conducted by both parties in accordance with this Agreement and the relevant single agreements, and the existing rights and obligations shall be fully performed.

Article 6 Prerequisite for Completing Single Credit Business According to Proper Procedures

Party A shall, as required by Party B, meet the following conditions for individual credit granting business:

1. Party B shall reserve company documents, bills, seals, names of relevant personnel and signature samples related to the signing of this Agreement and Individual Agreement, and fill in the relevant vouchers;

2. Opening accounts necessary for single item credit extension business;

3. The guarantee stipulated in this Agreement and Individual Agreement has been effectively established;

4. Other prerequisites for handling the business stipulated in the single agreement;

5. Other conditions that Party B thinks Party A should meet

Article 7 Guarantee

With respect to the debts incurred by Party A to Party B pursuant to this Agreement and the Individual Agreement, the parties agree to guarantee the following:

(1) Jiangxi Leibo Titanium Electronic Technology Co., Ltd shall provide guarantee of maximum amount, and sign the Contract of Guarantee of Maximum amount (No. YB001, Yu Zhongyin, 2020).

(2) Huang Xingzhi shall provide a guarantee of maximum amount and sign the Contract of Guarantee of Maximum amount No. YB001 for YBC Gaobao in 2020.

(3) Gu Weidong shall provide the guarantee of maximum amount and sign the Contract of Guarantee of Maximum amount No. YB002 in 2020.

(4) Cheng Zhisheng shall provide a guarantee of maximum amount and sign the Contract of Guarantee of Maximum amount No. YBG003 in 2020.

(5) The shops under the name of Huang Xingzhi (Property Rights Certificate No. : A14764-A14766, No. : A14533, No. : A14537) will provide mortgage of maximum amount, and sign Contract No. : YB001, 2018.

(6) Jiangxi Yibo Electronic Technology Co., Ltd. shall provide guarantee for the amount of its banker’s acceptance bill with margin pledge, and sign the General Agreement on Margin Pledge (No. YB001).

Upon the occurrence of any event that Party B believes affects the ability of Party A or its guarantee to perform the contract, or upon invalidation of the guarantee document or deterioration of the financial status of the guarantee or a reduction in its ability to repay debt due to any other cause or upon any breach by the guarantor for any contract with Party B including another guarantee type agreement or upon depreciation, destruction, damage, loss or seizure of the collateral, thus leading to a significant reduction in or loss of the guarantee ability, Party B shall have the right to request that Party A replace the guarantor or provide a new collateral to guarantee the debt of Party A to Party B.

Article 8 Statements and Promises

Party A hereby makes the following statement:

1. Party A is a corporate legal person set up and existing in accordance with law. It has completed industry and commerce registration procedures or will do so in a timely manner, has all necessary rights and can perform the obligations under this agreement and the single item agreements in its own name;

2. The execution and performance of this agreement and the single item agreements is an indication of the true intent of Party A, for which legitimate and valid corporate authorization has been obtained in accordance with the articles of association or other internal management document of the enterprise and which shall not violate any agreement, contract and other legal documents binding on Party A;

3. All documents, financial statements, vouchers and other information provided by Party A to Party B under this agreement and the single item agreements are true, complete, accurate and valid;

4. The background of the transaction for which Party A has filed an application with Party B for completion of business according to proper procedures is true and legitimate, and is not used for any illegal purpose such as money laundering.

5. Party A has not concealed to Party B any event that affects its and its guarantor’s financial status and their contract performance ability.

Party A promises as follows:

1. To regularly submit its financial statements (including but not limited to annual statements, quarterly statements and monthly statements) and other related information to Bank of China;

2. To accept and cooperate with Bank of China in inspection and supervision of the use of its line of credit and relevant production, operational and financial activities.

3. In the event that Party A has signed a counter guarantee agreement or similar agreement together with the guarantor of this agreement with respect to its guarantee obligations, such an agreement shall not compromise any right of Party B under this agreement;

4, Upon the occurrence of any event that affects the financial status and contract performance ability of Party A or its guarantor, including but not limited to any change of operating modes, such as any form of partitioning, merger, cooperative business, joint venture with a foreign investor, cooperation, contractual operations, reorganization, restructuring and plan for being listed on the stock exchange, any reduction in registered capital, transfer of any major asset or equity, undertaking of any major debt or encumbrance of any new major debt on the collateral, the seizure of the collateral, dissolution, revocation, (being subject to) application for bankruptcy，major lawsuit，Party A shall notify Party B in the fastest manner and without hesitation

5. For any matters not agreed upon in this agreement, Party A hereby agrees to handle them according to practices and the applicable rules of Party B.

6. Party A shall submit its environmental and social risk report to Party B. Party A represents and warrants to strengthen environmental and social risk management and undertakes to accept Party B’s supervision. Party A’s breach of the foregoing shall constitute or be deemed to be a breach of the Agreement, and Party B may take remedies in accordance with the provisions hereof.

Article 9 Disclosure of affiliated parties and related transactions within the group to which Party A belongs

Both parties agree that Item 2 below shall apply:

1. Party A is not a group customer identified by Party B according to the Guidelines on Risk Management of Credit Granting Business for Group Customers of Commercial Banks (hereinafter referred to as the Guidelines).

2. Party A belongs to the group customer identified by Party B in accordance with the Guidelines. Party A shall, in accordance with Article 17 of the Guidelines, timely report to Party B the related transactions of more than 10% of the net assets, including the related relationships of the parties, the transaction items and nature of the transaction, the transaction amount or the corresponding proportion, and the pricing policy (including the transactions with no amount or only a nominal amount).

Article 10 Event of breach and Handling

Any of the following shall constitute or be deemed to be a breach of this Agreement and the Individual Agreement by Party A:

1. Party A fails to perform its obligations of payment and repayment to Party B as stipulated in this Agreement and Individual Agreement;

2. Party A fails to use the funds obtained for the agreed purposes in accordance with the provisions of this Agreement and Individual Agreement;

3. Any statement made by Party A in this Agreement or Individual Agreement is untrue or violates its commitments made in this Agreement or Individual Agreement;

4. In case of any of the circumstances set forth in Item 4 of Article 8 hereof, Party B deems that it may affect the financial condition and performance capacity of Party A, or the financial condition and performance capacity of the guarantor, and Party A fails to provide a new guarantor or replace the guarantor in accordance with the provisions hereof;

5. Party A terminates its business or dissolves, cancels or goes bankrupt;

6. Party A violates other provisions of this Agreement and the Individual Agreement concerning the rights and obligations of the parties;

7. Party A defaults under other contracts with Party B or other institutions of Bank of China Limited;

8. The Guarantor breaches the terms of the Guarantee Contract, or breaches the Contract with Party B or other institutions of Bank of China Limited.

In the event of breach of contract as set forth in the preceding paragraph, Party B shall have the right to take the following measures separately or simultaneously according to the specific circumstances:

1. Require Party A and the Guarantor to correct their breach within a time limit;

2. Reduce, suspend or terminate the line of credit to Party A in whole or in part;

3. Suspend or terminate, in whole or in part, the acceptance of Party A’s business applications under this Agreement, Individual Agreement or other agreements between Party A and Party B; To suspend or terminate the issuance and processing of loans, trade financing and letter of guarantee business that have not been issued or processed in whole or in part;

4. Declare that the outstanding loans, trade financing funds, advance principal and interest of letter of guarantee and other amounts payable under this Agreement, Individual Agreement or other agreements between Party A and Party B are immediately due in whole or in part;

5. Termination or rescission of this Agreement, in whole or in part, of individual agreements and other agreements between Party A and Party B;

6. Require Party A to indemnify Party B for the losses caused by Party A’s breach, including but not limited to the legal costs, attorney fees, notary fees, execution fees and other related costs and losses caused by the realization of the creditor’s rights;

7. The amount used to pay off all or part of the debts of Party A to Party B shall be deducted from the accounts opened by Party A in Party B. Undue funds in the account are deemed to be due early. If the account currency is different from Party B’s business denominated currency, it shall be converted at the exchange rate of the settlement and sale exchange rate applicable to Party B at the time of deduction;

8. Exercise the real right of security;

9. Require the guarantor to bear the guaranty liability;

10. Other measures deemed necessary by Party B.

Article 11 Rights Reservation

Failure by either party to exercise part or all of its rights under this Agreement or Individual Agreement or to require the other party to perform or assume part or all of its obligations or responsibilities shall not constitute a waiver of such rights or a waiver of such obligations or responsibilities.

Any leniency, extension or postponement of the exercise of the rights under this Agreement or the Individual Agreement by either Party to the other Party shall not affect any of its rights under this Agreement, the Individual Agreement and laws and regulations, nor shall it be deemed to be a waiver of such rights.

Article 12 Variation, modification, termination and partial invalidation

This Agreement may be changed or modified in writing upon mutual agreement of both parties. Any change or modification shall constitute an integral part of this Agreement.

Unless otherwise provided by laws and regulations or agreed by the parties, this Agreement shall not be terminated until the rights and obligations of this Agreement and all individual agreements hereunder have been fully performed.

Unless otherwise provided by laws and regulations or agreed by the parties, the invalidity of any provision hereof shall not affect the legal effect of other provisions.

Article 13 Applicable laws and dispute resolution

Unless otherwise agreed by the parties, this Agreement and Individual Agreement shall be governed by the laws of the People’s Republic of China.

Unless otherwise agreed by the parties, all disputes arising out of or in connection with the conclusion or performance of this Agreement or Individual Agreement after the Agreement or Individual Agreement comes into force shall be settled through negotiation by the parties. If no agreement can be reached through consultation, either party may adopt the second of the following methods for settlement:

1. Submit to/arbitration committee for arbitration.

2. File a lawsuit against Party B with the People’s Court at the location of Bank of China or at the domicile of other branch and sub-branch agencies of Bank of China that perform its obligations and exercise its rights under this agreement in accordance with law.

3. Lawsuit to the people’s court that has jurisdiction according to law.

During the settlement of the dispute, if the dispute does not affect the performance of other provisions of this Agreement and the Individual Agreement, such other provisions shall continue to be performed.

Article 14 Enclosures

The following appendixes and other appendixes and individual agreements mutually confirmed by both parties shall form an integral part of this Agreement and have the same legal effect as this Agreement.

Attachment 1: Confirmation Letter.

Article 15 Other appointments

1. Without the written consent of Party B, Party A shall not assign any rights and obligations hereunder and the Individual Agreement to any third party.

2. If Party B has to entrust other institutions of Bank of China Limited to perform the rights and obligations under this Agreement and Individual Agreement due to business needs, Party A shall acknowledge that; Other institutions of Bank of China Limited authorized by Party B shall have the right to exercise all rights under this Agreement and Individual Agreement, and shall have the right to bring a lawsuit to a court or submit the dispute under this Agreement and Individual Agreement to an arbitration institution for arbitration.

3. Without affecting the other provisions of this Agreement and the Individual Agreement, this Agreement shall be legally binding on both parties and their successors and assigns according to law.

4. Unless otherwise agreed, both parties shall designate the domicile set forth herein as the correspondence and contact address, and undertake to timely notify the other party in writing of any change in the correspondence and contact address.

5. The headings and business names in this Agreement are used for convenience only and shall not be used to interpret the contents of this Agreement or the rights and obligations of the parties.

6. If Party B is unable to perform this Agreement or perform as agreed herein due to changes in laws, regulations, regulatory provisions or requirements of regulatory authorities, Party B shall have the right to terminate or modify the performance of this Agreement and the Individual Agreements hereunder in accordance with changes in laws, regulations, regulatory provisions or requirements of regulatory authorities. Party B shall be exempted from liability if the Agreement is terminated or modified for such reasons and Party B is unable to perform or perform as agreed herein.

Article 16 Protocol validation

This Agreement shall come into force upon being signed and affixed official seals by the legal representatives, responsible persons or authorized signatories of both parties.

This agreement is made in six originals, with one held by each party and the guarantor and all originals have the same legal effect.

Party A : Jiangxi Yibo Electronic Technology Co., Ltd

Authorized signatory:

Date:

Party B: Bank of China Co., Ltd. Xinyu Branch

Authorized signatory:

Date:

Confirmation letter

Bank of China Co., Ltd. Xinyu Branch

Our company fully understands and clearly understands that this Letter of Confirmation is an attachment to the Line of Credit Agreement signed between your bank and our company on to , and we confirm that the following address is the valid receiving address of our company.

Our company’s address: Xinyu Photovoltaic Road, 756 Yibo Industrial Park

Zip code: 338000 Tel: 7081098

Contact address of designated receiver: Yibo Industrial Park, No.756, Photovoltaic Road, Xinyu City

Zip code: 338000 Tel: 18879092922

Any notice, request or other documents (including but not limited to notice of early maturity, etc.) may be sent to the above receiving address by (☐ post ☐ express ☐ email ☐ other means: /);If the registration address of our company is inconsistent with the above receiving address, the above receiving address shall be the contact address of our company.

If your bank and our company because of the dispute to the people’s court or arbitration institution, the people’s court and the arbitration institutions at all levels in the case of acceptance, trial (first, second instance and retrial), the case is in different stages of the execution of all kinds of legal documents through the (/ mail/Courier/E-mail/other way: /) delivered to the receiving address.

If there is any change to the receiving address, we will inform your bank or the people’s court or arbitration agency in a timely written form, otherwise the above receiving address is still valid. If we provide address is not exact, did not inform the change of address or refused to accept, make your any notice, request, or other documents and all levels of the people’s court or arbitration institution of the legal document is not our company received (use of the service by post, notice, request, files or other legal documents be returned; on the day of delivery shall be deemed to be the date of. In case of direct service, the date on which the document of service is marked on the spot by the person serving the document shall be the date of service), and we shall be solely responsible for all consequences arising therefrom.

Confirmed by: Jiangxi Yibo Electronic Technology Co., Ltd

Authorized Signatory:

Date: